Healthcare Trust of America, Inc.
Dedicated Owner of Best in Class Medical Office
NYSE: HTA

Exhibit 99.2

PRESS RELEASE

Financial Contact:
Robert A. Milligan
Chief Financial Officer
Healthcare Trust of America, Inc.
480.998.3478
RobertMilligan@htareit.com

Media Contact:
Kristen Armstrong
Executive Assistant to the CEO
Healthcare Trust of America, Inc.
480.998.3478
KristenArmstrong@htareit.com

Healthcare Trust of America, Inc. Announces $200 million in New Developments and Acquisitions

SCOTTSDALE, ARIZONA, August 30, 2019 - Healthcare Trust of America, Inc. (NYSE:HTA or the "Company"), announced investment activity of over $200 million in new development projects and acquisitions since June 30, 2019. These include the announcement of two on-campus medical office building ("MOB") developments with total investments of approximately $85 to $90 million, and approximately $115 million of acquisitions closed in the third quarter of 2019.

"These developments and acquisitions demonstrate HTA's continued ability to find and create investment opportunities at attractive yields with leading health systems in our key markets," stated Founder, Chairman and CEO Scott D. Peters. "The local knowledge and relationships generated from our national operating platform gives us the access and insight to make these investments with a focus on performing over the short and long-term to generate shareholder value."

New Development Projects

HTA has reached agreements to develop two new on-campus MOBs with leading health systems in HTA's existing markets. These developments will total approximately 190,000 square feet of GLA and will be developed at expected costs of $85 - $90 million. The developments are expected to have commitments to lease of more than 73% of the space prior to the start of construction, and are being developed to anticipated stabilized yields of over 6.5%. The projects include:

- Pavilion III MOB (Dallas, TX). HTA will develop a Class A MOB with 107,000 square feet of GLA on the new Medical City Heart Hospital and Spine Hospital campus (formerly Forest Park). Construction is expected to begin in the fourth quarter of 2019 and be completed by the first quarter of 2021 at an expected cost of approximately $55–$60 million, including structured parking. This fee-simple development will support the recent expansion of this health system campus that will provide leading cardiac and orthopedic services to Dallas. HTA currently owns two existing MOBs on this campus that are over 90% leased as of June 30, 2019. With this development, HTA's investment on this campus will increase to over 300,000 square feet of GLA of fee-simple, on-campus MOBs located in critical, Dallas medical real estate. The Company has also entered into a contract to purchase a 6 acre parcel of land located immediately adjacent to the campus which it intends to hold for future expansion.

- Memorial Hospital MOB (Bakersfield, CA). HTA will develop a Class A MOB with 84,000 square foot of GLA located on CommonSpirit's (formerly Dignity) Memorial Hospital in Bakersfield, CA. This MOB is expected to cost approximately $30 million to develop, with construction expected to begin in the fourth quarter of 2019 and be completed by the first quarter of 2021. This development will expand HTA's relationship with CommonSpirit to a 10th hospital campus and will bring occupancy with HTA to over 470,000 square feet with this key health system.

Recent Acquisitions Between June 30, 2019 and the end of August, HTA had closed on approximately $115 million of primarily on-campus MOBs in the quarter at anticipated, in-place year-one yields of over 5.6%, prior to any synergies from the Company’s full service operating platform. These MOBs have 262,000 square feet of GLA, are 94% leased as of the time of acquisition, and are located in key markets that the Company intends to grow over the long term. During 2019, HTA has now closed on $208 million of acquisitions totaling 527,000 square feet of GLA, with expected year one contractual yields over 5.8%, before any operating synergies. These properties are approximately 90% leased as of closing, and are well located within dynamic submarkets in HTA’s key markets. Over 74% of the properties located on or adjacent to hospital campuses, however, all of them were acquired on a fee-simple basis. Third Quarter 2019 acquisitions include:  Third Street Medical Center (Los Angeles, CA). HTA acquired this Class A MOB with 147,000 square feet of GLA in August for $85.0 million. The MOB is 90% leased and is located in the heart of downtown Los Angeles, adjacent to the St. Vincent’s Medical Center. The building features a well-respected tenant roster including UCLA Health, Children’s Hospital Los Angeles, the internationally renowned House Ear Institute, AltaMed and U.S. Renal Care. HTA’s investment in the greater Los Angeles/ Orange County market now totals more than $325 million with over 700,000 square feet of GLA, all of which is operated by HTA’s property management and building services platform.  Fairfax Medical Office Building (Fairfax, VA). HTA acquired this MOB with 57,000 square feet of GLA in July for approximately $18.0 million. This building was 98% leased and is located approximately 5 miles from our Inova Fair Oaks MOB in the Washington D.C. metropolitan statistical area. With this investment, HTA’s portfolio in Washington D.C. / Baltimore will increase to almost 340,000 square feet of GLA, allowing for HTA’s local property management and building services.  Eagle Road Professional Center (Boise, ID). HTA acquired two MOBs totaling 57,000 square feet of GLA in August for approximately $11.0 million. The buildings are 100% occupied and are located directly across the street from St. Luke’s 430 bed Meridian Hospital Campus. This represents HTA’s first investment in fast-growing Boise, which HTA has identified for its long term potential. About HTA Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings in the United States, comprising approximately 23.7 million square feet of GLA, with $7.0 billion invested primarily in medical office buildings as of June 30, 2019. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions which translates to superior demographics, high-quality graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. This drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the S&P 500 and US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn and Twitter.

Forward-Looking Language This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth. The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially and in adverse ways from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to: • changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market; • competition for acquisition and development of medical office buildings and other facilities that serve the healthcare industry; • economic fluctuations in certain states in which HTA’s property investments are geographically concentrated; • retention of our senior management team and our ability to attract and retain qualified key personnel; • financial stability and solvency of HTA’s tenants, including the ability and willingness of HTA’s tenants or borrowers to satisfy their obligations under their respective contractual arrangements with us; • the ability and willingness of HTA’s tenants to renew their leases with us upon expiration of the leases or our ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant; • fluctuations in reimbursements from third party payors such as Medicare and Medicaid; • supply and demand for operating properties in the market areas in which HTA operates; • HTA’s ability to acquire or develop real properties, and to successfully operate those properties once acquired or developed; • changes in operating expenses of HTA’s properties including, but not limited to, expenditures for property taxes, property and liability insurance premiums, and changes in utility rates; • HTA’s ability and the ability of our tenants to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; • restrictive covenants on certain of HTA’s properties subject to ground leases that may restrict or limit the uses of HTA’s properties and the types of tenants we are able to lease to, and our resulting ability to attract new tenants; • the impact from damage to HTA’s properties from, or increased operating costs associated with, catastrophic weather and other natural events and the physical effects of climate change; • legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; • changes in interest rates, including changes as a result of the potential phasing out of the London Inter-bank Offered Rate (“LIBOR”); • the availability of capital and financing; • restrictive covenants in HTA’s credit facilities; • changes in HTA’s credit ratings; • HTA’s ability to remain qualified as a REIT; • changes in accounting principles generally accepted in the United States of America, policies and guidelines applicable to REITs; and • the risk factors set forth in HTA’s most recent Annual Report on Form 10-K and in HTA’s most recent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.